UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2015 (October 12, 2015)

ACRE REALTY INVESTORS INC.

(Exact name of registrant as specified in its charter)

Georgia

(State or Other Jurisdiction of Incorporation)

001-13183	58-2122873
(Commission File Number)	(IRS Employer Identification No.)

c/o Avenue Capital Group
399 Park Avenue, 6th Floor
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

212-878-3504

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 20, 2015, ACRE Realty Investors Inc. (the “Company”) filed a Current Report on Form 8-K to report that, through ACRE Realty LP, its operating partnership, the Company entered into a sale contract (the “Sale Contract”) with Maple Multi-Family Land SE, L.P., a Delaware limited partnership (the “Purchaser”), pursuant to which ACRE Realty LP agreed to sell, and the Purchaser agreed to purchase, subject to the conditions in the contract, the Company’s North Springs land consisting of approximately 9.696 acres of real property in Sandy Springs, Fulton County, Georgia (the “North Springs Land”).

On October 12, 2015, the Company amended the previously announced Sale Contract, effective as of October 9, 2015, to extend the time for Site Plan Approval, as defined in the Sale Contract, to October 27, 2015. The North Springs Land is one of the four legacy properties that was acquired prior to the recapitalization transaction with A-III Investment Partners LLC. As described in our most recent Quarterly Report on Form 10-Q, the Company is in the process of selling its legacy properties.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2015, based on the recommendation of the Compensation Committee (the “Committee”) of the Board of Directors of the Company, the Board approved grants (the “Restricted Stock Grants”) of an aggregate of 260,000 shares of the Company’s common stock, $.01 par value per share, to certain directors and officers of the Company. The Restricted Stock Grants were awarded pursuant to the Company’s 2006 Restricted Stock Plan, as amended.

The Restricted Stock Grants are as follows:

Independent Director Awards

Name of Grantee	No. of Shares of Stock
Bruce Frank	20,000
Robert Loverd	20,000
Kyle Permut	20,000
Robert Koen	20,000

Officer Awards

Name of Grantee	No. of Shares of Stock
Edward Gellert (CEO)	100,000
Robert Gellert (EVP and COO)	40,000
Gregory Simon (EVP, General Counsel and Secretary)	30,000
Joon Lee (Assistant Vice President)	10,000

The Restricted Stock Grants will be subject to the terms of Restriction Agreements between the Company and the grantees. The Independent Director Awards shown above will be completed pursuant to a Restriction Agreement in substantially the form attached hereto as Exhibit 10.2. The Officer Awards shown above will be completed pursuant to a Restriction Agreement in substantially the form attached hereto as Exhibit 10.3.

Under the Restriction Agreements with the officers, the Officer Awards will be subject to forfeiture restrictions that will lapse (“vesting”) in equal one-third installments on each of January 30, 2016 (which is the first anniversary of their appointment as officers of the Company), October 12, 2016 (the first anniversary of the date of grant), and October 12, 2017 (the second anniversary of the date of grant), subject to continued service as an officer of the Company through each vesting date. Vesting will accelerate in the event of a Change in Control (as defined in the Restriction Agreement) or a termination of the officer’s appointment as an officer of the Company without Cause (as defined in the Restriction Agreement) or as a result of death or disability.

Under the Restriction Agreements with the independent directors, the Independent Director Awards will be subject to forfeiture restrictions that will lapse (“vesting”) on January 30, 2016 (which is the first anniversary of their appointment as directors of the Company), subject to continued service as directors through such vesting date. In addition, the shares of common stock covered by the awards will be non-transferable after vesting until the earlier of the first anniversary of the date of grant and the date on which the grantee ceases to serve as a director.

The above descriptions of the terms of the awards are only summaries and are qualified in their entirety by the Restriction Agreements themselves.

Item 8.01 Other Events.

On October 12, 2015, the Board set the date for the Company’s annual meeting of shareholders (the “Annual Meeting”) for Thursday, December 10, 2015, at the offices of our outside corporate counsel, Hunton & Williams LLP, located at 200 Park Avenue, 52nd Floor, New York, New York 10166 at 10:00 a.m. (EST). Shareholders of record at close of business on October 30, 2015 will be entitled to notice of and to vote at the Annual Meeting.

Note Regarding Forward-looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements relate to our intent, belief, or expectations regarding the closing of the Sale Contract and the timing of such closing. These statements involve risks and uncertainties that include: whether the satisfaction of conditions to the closing will occur and the expected timing of the closing of the transaction. For these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. For more information about other risks and uncertainties we face, please see the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, a copy of which can be obtained from the Company’s website at www.acrerealtyinvestors.com.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	First Amendment to Sale Contract dated August 14, 2015, effective as of October 9, 2015, by and between ACRE Realty LP and Maple Multi-Family Land SE, L.P., a Delaware limited partnership.
10.2	Form of Independent Director Restriction Agreement.
10.3	Form of Officer Restriction Agreement.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACRE REALTY INVESTORS INC.

Dated: October 14, 2015	By:	/s/ Gregory I. Simon
Gregory I. Simon
Executive Vice President, General Counsel and Secretary